EXHIBIT 21.1

LIST OF SUBSIDIARIES

Amboy Bus Co., Inc.
Atlantic-Chittenango Real Property Corp.
Atlantic-Conn. Transit, Inc.
Atlantic Escorts Inc.
Atlantic Express Coachways, Inc.
Atlantic Express of L.A. Inc.
Atlantic Express of Missouri Inc.
Atlantic Express of New Jersey, Inc.
Atlantic Express of Pennsylvania, Inc.
Atlantic-Hudson, Inc.
Atlantic Paratrans, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Paratrans of Pennsylvania, Inc.
Atlantic Queens Bus Corp.
Block 7932, Inc.
Brookfield Transit Inc.
Central New York Reorganization Corp.
Courtesy Bus Co., Inc.
GVD Leasing Co., Inc.
180 Jamaica Corp.
Jersey Bus Sales, Inc.
Jersey Business Land Co., Inc.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
201 West Sotello Realty, Inc.
Wrightholm Bus Line, Inc.
Atlantic Transit, Corp.
Airport Services, Inc.
Atlantic Express New England, Inc.
Atlantic Express of California, Inc.
Atlantic Express of Illinois, Inc.
Atlantic Express of South Carolina, Inc.
Atlantic Express of Upstate New York, Inc.
Atlantic Paratrans of Arizona, Inc.
Fiore Bus Service, Inc.
Groom Transportation, Inc.
James McCarty Limo Service, Inc.
K. Corr, Inc.
McIntire Transportation, Inc.
Mountain-Atlantic, Inc.
R. Fiore Bus Service, Inc.
Raybern Bus Service, Inc.
Raybern Capital Corp.
Raybern Equity Corp.
Robert L. McCarthy & Son, Inc.
Transcomm, Inc.
Winsale, Inc.